Exhibit 10.5

                          NEW ENGLAND BANCSHARES, INC.
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

      THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement"), by and among NEW ENGLAND BANCSHARES, INC., a Maryland corporation (the "Company"), and DAVID J. O'CONNOR ("Executive"), is hereby amended and restated effective as of November 12, 2008. References to the "Association" herein shall mean ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION, a wholly owned subsidiary of the Company.

                               W I T N E S S E T H

      WHEREAS, the Executive is currently employed as the President and Chief Executive Officer of the Company pursuant to an employment agreement between the Company and the Executive entered into as of December 28, 2005 (the "Original Agreement");

      WHEREAS, the Company desires to amend and restate the Original Agreement in order to comply with the final regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") in April 2007; and

      WHEREAS, the Executive has agreed to such changes.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

      1. Employment. Executive is employed as the President and Chief Executive Officer of the Company. Executive shall perform all duties and shall have all powers which are commonly incident to the offices of President and Chief Executive Officer of the Company or which, consistent with those offices, are delegated to him by the Board of Directors of the Company. During the term of this Agreement, Executive also agrees to serve, if elected, as an officer and/or director of any subsidiary of the Company and in such capacity carry out such duties and responsibilities reasonably appropriate to that office.

      2. Location and Facilities. The Executive will be furnished with the working facilities and staff customary for executive officers with the title and duties set forth in Section 1 and as are necessary for him to perform his duties. The location of such facilities and staff shall be at the principal administrative offices of the Company, or at such other site or sites customary for such offices.

      3.    Term.

            The period of Executive's employment under this Agreement shall be deemed to have commenced as of the date written above and shall continue for a period of thirty-six (36) full calendar months, provided, however, that all changes intended to comply with Code
            Section 409A shall be effective  retroactively to December

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            28, 2005; and provided  further,  that no retroactive  changes shall affect the compensation or benefits previously provided to the Executive. The term of this Agreement shall be extended for one day each day so that a constant thirty-six (36) calendar month term shall remain in effect, until such time as the Board of Directors of the Company (the "Board") or Executive elects not to extend the term of the Agreement by giving written notice to the other party in accordance with the terms of this Agreement, in which case the term of this Agreement shall be fixed and shall end on the third anniversary of the date of such written notice.

      4.    Base Compensation.

      a. The Company agrees to pay the Executive during the term of this Agreement a base salary at the rate of $300,000 per year, payable in accordance with customary payroll practices.

      b. The Board shall review annually the rate of the Executive's base salary based upon factors they deem relevant, and may maintain or increase his salary, provided that no such action shall reduce the rate of salary below the rate in effect on the Effective Date.

      c. In the absence of action by the Board, the Executive shall continue to receive salary at the annual rate specified on the Effective Date or, if another rate has been established under the provisions of this Section 4, the rate last properly established by action of the Board under the provisions of this Section 4.

      5. Bonuses. The Executive shall be entitled to participate in discretionary bonuses or other incentive compensation programs that the Company may award from time to time to senior management employees pursuant to bonus plans or otherwise. Any bonuses or other payments made pursuant to this Section 5 shall be paid promptly by the Company and in any event no later than March 15 of the year immediately following the end of the calendar year for which such amounts were payable.

      6. Benefit Plans. The Executive shall be entitled to participate in such life insurance, medical, dental, pension, profit sharing, retirement and stock-based compensation plans and other programs and arrangements as may be approved from time to time by the Company and the Company for the benefit of their employees.

      7.    Vacation and Leave.

      a. The Executive shall be entitled to vacation and other leave in accordance with policy for senior executives, or otherwise as approved by the Board.

      b. In addition to paid vacation and other leave, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his


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            employment  for such  additional  periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Executive a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as the Board in its discretion may determine.

      8.    Expense  Payments  and   Reimbursements.   The  Executive  shall  be
reimbursed for all reasonable out-of-pocket business expenses that he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with applicable policies of the Company. Such reimbursements shall be paid promptly by the Company and in any event not later than March 15 of the year immediately following the end of the calendar year in which the Executive incurred such expense.

      9. Automobile Allowance. During the term of this Agreement, the Executive shall be entitled to an automobile allowance on terms no less favorable that those in effect immediately prior to the execution of this Agreement. Executive shall comply with reasonable reporting and expense limitations on the use of such automobile as may be established by the Company or the Association from time to time, and the Company or the Association shall annually include on Executive's Form W-2 any amount of income attributable to Executive's personal use of such automobile. Payments, if any, made under this
Section 9 shall be paid promptly by the Company and in any event not later than March 15 of the year immediately following the end of the calendar year in which the expense was incurred.

      10.   Loyalty and Confidentiality.

      a. During the term of this Agreement Executive: (i) shall devote all his time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, that from time to time, Executive may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations which will not present any conflict of interest with the Company or any of their subsidiaries or affiliates, unfavorably affect the performance of Executive's duties pursuant to this Agreement, or violate any applicable statute or regulation and (ii) shall not engage in any business or activity contrary to the business affairs or interests of the Company.

      b. Nothing contained in this Agreement shall prevent or limit Executive's right to invest in the capital stock or other securities of any business dissimilar from that of the Company, or, solely as a passive, minority investor, in any business.

      c. Executive agrees to maintain the confidentiality of any and all information concerning the operation or financial status of the
            Company and the Company; the names or addresses of any of its borrowers, depositors and other customers; any information concerning or obtained from such customers; and any other information concerning the Company and the Company to which he may be


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            exposed during the course of his employment.  The Executive  further agrees that, unless required by law or specifically permitted by the Board in writing, he will not disclose to any person or entity,
            either  during  or  subsequent  to  his   employment,   any  of  the
            above-mentioned information which is not generally known to the public, nor shall he employ such information in any way other than for the benefit of the Company and the Company.

      11. Termination and Termination Pay. Subject to Section 12 of this Agreement, Executive's employment under this Agreement may be terminated in the following circumstances:

      a. Death. Executive's employment under this Agreement shall terminate upon his death during the term of this Agreement, in which event Executive's estate shall be entitled to receive the compensation due to the Executive through the last day of the calendar month in which his death occurred.

      b. Retirement. This Agreement shall be terminated upon Executive's retirement under the retirement benefit plan or plans in which he participates pursuant to Section 6 of this Agreement or otherwise.

      c.    Disability.

            i. The Board or Executive may terminate Executive's employment after having determined Executive has a Disability. For these purposes, the Executive shall be deemed to have a "Disability" in any case in which it is determined that the Executive (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or last for a continuous period of not less than 12 months; (b) by reason of any medically determinable physical or mental impairment which can be expected to result in death, or last for a continuous period of not less than 12 months, is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Bank; or (c) is totally disabled by the Social Security Administration.

            ii. In the event of such Disability, Executive's obligation to perform services under this Agreement will terminate. The Company or the Association will pay Executive, as Disability pay, an amount equal to 100% of Executive's bi-weekly rate of base salary in effect as of the date of his termination of employment due to Disability. Disability payments will be made on a monthly basis and will commence on the first day of the month following the effective date of Executive's termination of employment for Disability and end on the earlier of: (A) the date he returns to full-time


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                  employment  at the  Company  in the  same  capacity  as he was employed prior to his termination for Disability; (B) his death; or (C) upon attainment of age 65. Such payments shall be reduced by the amount of any short- or long-term disability benefits payable to the Executive under any other disability programs sponsored by the Company or the Association. In
                  addition,   during  any  period  of  Executive's   Disability,
                  Executive and his dependents shall, to the greatest extent possible, continue to be covered under all benefit plans (including, without limitation, non-taxable medical, dental and life insurance plans) of the Company or the Association, in which Executive participated prior to his Disability on the same terms as if Executive were actively employed by the Company.

      d.    Termination for Cause.

            i. The Board may, by written notice to the Executive in the form and manner specified in this paragraph, terminate his employment at any time, for "Cause". The Executive shall have no right to receive compensation or other benefits for any period after termination for Cause. Termination for "Cause" shall mean termination because of, in the good faith determination of the Board, Executive's:

                  (1)   Personal dishonesty;

                  (2)   Incompetence;

                  (3)   Willful misconduct;

                  (4)   Breach of fiduciary duty involving personal profit;

                  (5)   Intentional failure to perform stated duties;

                  (6) Willful violation of any law, rule or regulation (other than traffic violations or similar offenses) that reflects adversely on the reputation of the Company and the Company, any felony conviction, any violation of law involving moral turpitude or any violation of a final cease-and-desist order; or

                  (7) Material breach by Executive of any provision of this Agreement.

            ii. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause by the Company unless there shall have been delivered to Executive a copy of a resolution duly adopted at a meeting of such Board where in the good faith opinion of the Board, Executive was


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                  guilty  of the  conduct  described  above and  specifying  the particulars thereof.

      e. Voluntary Termination by Executive. In addition to his other rights to terminate under this Agreement, Executive may voluntarily terminate employment during the term of this Agreement upon at least sixty (60) days prior written notice to the Boards, in which case Executive shall receive only his compensation, vested rights and employee benefits up to the date of his termination.

      f.    Without Cause or With Good Reason.

            i. In addition to termination pursuant to Sections 11(a) through 11(e) the Boards, may, by written notice to Executive, immediately terminate his employment at any time for a reason other than Cause (a termination "Without Cause") and Executive may, by written notice to the Board, immediately terminate this Agreement at any time for "Good Reason" as defined below.

            ii.   Subject  to  Section  12 of this  Agreement,  in the  event of termination under this Section 11(f), Executive shall be entitled to receive an amount equal to (i) his base salary for the remaining term of the Agreement, and (ii) the value of the benefits he would have received during the remaining term of the Agreement under any retirement programs (whether tax-qualified or non-qualified) in which Executive participated prior to his termination (with the amount of the benefits determined by reference to the benefits received by the Executive or accrued on his behalf under such programs during the twelve (12) months preceding his termination), payable as a single cash lump sum distribution within ten (10) calendar days following such termination. In addition, the Executive shall continue to participate in any benefit plans of the Company or Association that provide life insurance and non-taxable medical and dental insurance, or similar coverage upon terms no less favorable than the most favorable terms provided to senior executives of the Company during such period. In the event that the Company or the Association is unable to provide such coverage by reason of Executive no longer being an employee, the Company shall pay the Executive the value of such benefits in a single cash lump sum distribution within ten (10) calendar days following his termination.

            iii. "Good Reason" shall exist if, without Executive's express written consent, the Company materially breach any of their respective obligations under this Agreement. Without limitation, such a material breach shall be deemed to occur upon any of the following:


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                  (1)   A material reduction in Executive's  responsibilities or
                        authority in connection with his employment with the Company;

                  (2) Assignment to Executive of duties of a non-executive nature or duties for which he is not reasonably equipped by his skills and experience;

                  (3) Failure of the Executive to be nominated or re-nominated to the Board

                  (4) A material reduction in Executive's salary or benefits contrary to the terms of this Agreement, or, following a Change in Control as defined in Section 12 of this Agreement, any reduction in salary or material reduction in benefits below the amounts to which he was entitled prior to the Change in Control;

                  (5) Termination of incentive and benefit plans, programs or arrangements, or reduction of Executive's participation to such an extent as to materially reduce their aggregate value below their aggregate value as of the Effective Date;

                  (6) A requirement that Executive relocate his principal business office or his principal place of residence outside of the area consisting of a twenty-five (25) mile radius from the current main office and any branch of the Company, or the assignment to Executive of duties that would reasonably require such a relocation; or

                  (7) Liquidation or dissolution of the Company or the Company, other than liquidations or dissolutions that are caused by reorganizations that do not negatively affect the status of the Executive, provided, however, that prior to any termination of employment for Good Reason (a termination "With Good Reason"), the Executive must first provide written notice to the Company within ninety (90) days following the initial existence of the condition, describing the existence of such condition, and the Company shall thereafter have the right to remedy the condition within thirty (30) days of the date the Company received the written notice from the Executive. If the Company remedies the condition within such thirty (30) day cure period, then no Good Reason shall be deemed to exist with respect to such condition. If the Company does not remedy the condition within such thirty (30) day cure period, then the Executive may deliver a Notice of Termination for Good Reason at any time within sixty (60) days following the expiration of such cure period.


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                  iv.   Notwithstanding   the   foregoing,    a   reduction   or
                        elimination of the Executive's benefits under one or more benefit plans maintained by the Company or the Company as part of a good faith, overall reduction or
                        elimination   of  such   plans  or  plans  or   benefits
                        thereunder applicably to all participants in a manner that does not discriminate against Executive (except as such discrimination may be necessary to comply with law) shall not constitute an event of Good Reason or a
                        material  breach  of  this   Agreement,   provided  that
                        benefits of the type or to the general extent as those offered under such plans prior to such reduction or elimination are not available to other officers of the Company or any company that controls the Company under a plan or plans in or under which Executive is not entitled to participate.

                  v. For purposes of this Agreement, any termination of Executive's employment shall be construed to require a "Separation from Service" in accordance with Code
                        Section 409A and the regulations promulgated thereunder, such that the Company and Executive reasonably anticipate that the level of bona fide services Executive would perform after termination would permanently decrease to a level that is less than 50% of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six (36) month period.

            g. Continuing Covenant Not to Compete or Interfere with Relationships. Regardless of anything herein to the contrary, following a termination by the Company or Executive pursuant to Section 11(f):

                  i. Executive's obligations under Section 10(c) of this Agreement will continue in effect; and

                  ii. During the period ending on the first anniversary of such termination, the Executive shall not serve as an officer, director or employee of any bank holding company, bank, savings bank, savings and loan holding company, or mortgage company (any of which, a "Financial Institution") which Financial Institution offers products or services competing with those offered by the Company from any office within fifty (50) miles from the main office or any branch of the Company and shall not interfere with the relationship of the Company and the Company and any of its employees, agents, or representatives.

      12.   Termination in Connection with a Change in Control.

      a. For purposes of this Agreement, a Change in Control means any of the following events:


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            (i)   Merger:  The Company merges into or consolidates  with another corporation, or merges another corporation into the Company, and as a result less than a majority of the combined voting power of the resulting corporation immediately after the
                  merger  or   consolidation   is  held  by  persons   who  were
                  stockholders of the Company immediately before the merger or consolidation.

            (ii) Acquisition of Significant Share Ownership: There is filed or required to be filed a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company's voting securities, but this clause
                  (b) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities.

            (iii) Change  in  Board  Composition:   During  any  period  of  two
                  consecutive years, individuals who constitute the Company's Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company's Board of Directors; provided, however, that for purposes of this clause (iii), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

            (iv) Sale of Assets: The Company sells to a third party all or substantially all of its assets.

      Notwithstanding anything in this Agreement to the contrary, in no event shall reorganization of the Company from the mutual holding company form or organization to the full stock holding company form of organization (including the elimination of the mutual holding company) constitute a "Change in Control" for purposes of this Agreement.

      b. Termination. If within the period ending two (2) years after a Change in Control, (i) the Company and the Company shall terminate the Executive's employment Without Cause, or (ii) Executive voluntarily terminates his employment With Good Reason, the Company and the Company shall, within ten calendar days following the termination of Executive's employment, make a single lump-sum cash payment to him equal to three (3) times the Executive's average Annual Compensation (as defined in this Section 12(b)) over the five
            (5) most recently completed calendar years ending with the year immediately preceding the effective date of the Change in Control. In determining Executive's average Annual


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            Compensation,  Annual Compensation shall include base salary and any other taxable income, including but not limited to amounts related to the granting, vesting or exercise of restricted stock or stock option awards, commissions, bonuses (whether paid or accrued for the applicable period), as well as, retirement benefits, director or committee fees and fringe benefits paid or to be paid to Executive or paid for Executive's benefit during any such year, profit
            sharing,   employee  stock  ownership  plan  and  other   retirement
            contributions or benefits, including to any tax-qualified plan or arrangement (whether or not taxable) made or accrued on behalf of Executive of such year. The cash payment made under this Section 12(b) shall be made in lieu of any payment also required under
            Section 11(f) of this Agreement because of a termination in such period. Executive's rights under Section 11(f) are not otherwise affected by this Section 12. Also, in such event, the Executive shall, for a thirty-six (36) month period following his termination of employment, receive the value of the benefits he would have received over such period under any retirement programs (whether tax-qualified or nonqualified) in which the Executive participated prior to his termination (with the amount of the benefits determined by reference to the benefits received by the Executive or accrued on his behalf under such programs during the twelve (12) months preceding the Change in Control), payable as a single cash lump sum
            distribution   within  ten  (10)   calendar  days   following   such
            termination.   In  addition,   the  Executive   shall   continue  to
            participate in any benefit plans of the Company and the Company that provide life insurance and non-taxable medical and dental insurance, or similar coverage upon terms no less favorable than the most favorable terms provided to senior executives of the Company during such period. In the event that the Company and the Company are unable to provide such coverage by reason of the Executive no longer being an employee, the Company shall pay the Executive the value of such benefits in a single lump sum within ten (10) calendar days following his termination.

      c. The provisions of Section 12 and Sections 14 through 25, including the defined terms used is such sections, shall continue in effect until the later of the expiration of this Agreement or two (2) years following a Change in Control.

      13.   Indemnification and Liability Insurance.  Subject to, and limited by
Section 27(b) of this Agreement, the Company shall provide the following:

      a. Indemnification. The Company and the Company agree to indemnify the Executive (and his heirs, executors, and administrators), and to advance expenses related thereto, to the fullest extent permitted under applicable law and regulations against any and all expenses and liabilities reasonably incurred by him in


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            connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his having been a director or Executive of the Company, the Company or any of their subsidiaries (whether or not he continues to be a director or Executive at the time of incurring any such expenses or liabilities) such expenses and liabilities to include, but not be limited to, judgments, court costs, and attorney's fees and the cost of reasonable settlements, such settlements to be approved by the Board, if such action is brought against the Executive in his capacity as an Executive or
            director   of  the   Company   and  the  Company  or  any  of  their
            subsidiaries. Indemnification for expense shall not extend to matters for which the Executive has been terminated for Cause. Nothing contained herein shall be deemed to provide indemnification prohibited by applicable law or regulation. Notwithstanding anything herein to the contrary, the obligations of this Section 13 shall survive the term of this Agreement by a period of six (6) years.

      b. Insurance. During the period in which indemnification of the Executive is required under this Section, the Company and the Company shall provide the Executive (and his heirs, executors, and administrators) with coverage under a directors' and Executives' liability policy at the expense of the Company and the Company, at least equivalent to such coverage provided to directors and senior Executives of the Company and the Company.

14. Reimbursement of Executive's Expenses to Enforce this Agreement. The Company shall reimburse the Executive for all reasonable out-of-pocket expenses, including, without limitation, reasonable attorney's fees, incurred by the Executive in connection with successful enforcement by the Executive of the obligations of the Company to the Executive under this Agreement. The Company shall make such payments promptly and, in any event, not later than March 15 of the year immediately following the year in which such expense was incurred by Executive. Successful enforcement shall mean the grant of an award of money or the requirement that the Company take some action specified by this Agreement:
(i) as a result of court order; or (ii) otherwise by the Company following an initial failure of the Company to pay such money or take such action promptly after written demand therefor from the Executive stating the reason that such money or action was due under this Agreement at or prior to the time of such demand.

15.   Adjustment of Certain Payments and Benefits.

      a. Tax Indemnification. Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment, benefit or distribution made or provided by the Company or the Association to or for the benefit of the Executive (whether made or provided pursuant to the terms of this Agreement or otherwise) (each referred to herein as a "Payment"), would be subject to the excise tax imposed by Section 4999 of the

            Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties are incurred by the Executive with respect to such excise tax (the excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

      b.    Determination  of Gross-Up  Payment.  Subject to the  provisions  of
            Section  15(c),  all  determinations  required to be made under this
            Section 15, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a certified public accounting firm or independent tax counsel reasonably acceptable to the Company and the Association as may be designated by the Executive (the "Consulting Firm") which shall provide detailed supporting calculations to the Company, the Association and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been or will be a Payment, or such earlier time as is requested by the Company and the Association. All fees and expenses of the Consulting Firm shall be borne solely by the Company and the Association. Any Gross-Up Payment, as determined pursuant to this Section 15, shall be paid by the Company to the Executive at the same time a cash payment is made pursuant to Section 12(b) of this Agreement. Any determination by the Consulting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code, at the time of the initial determination by the Consulting Firm hereunder, it is possible that a Gross-Up Payment will not have been made by the Company and the Association which should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company and the Association exhaust their remedies pursuant to Section 15(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Consulting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company or the Association to or for the benefit of the Executive.

      c. Treatment of Claims. The Executive shall notify the Company and the Association in writing of any claim by the Internal Revenue Service that, if successful, would require a Gross-Up Payment to be made. Such notification shall be given as soon as practicable, but no later than ten business days, after the Executive is informed in writing of such claim and shall apprise the Company and the Association of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which it gives such notice to the Company and the Association (or any shorter period ending on the date that payment of taxes with respect to such claim is due). If the Company or the Association notifies the Executive in writing prior to the expiration of this period that it desires to contest such claim, the Executive shall:

            i.    give  the  Company  and  the   Association   any   information
                  reasonably requested by the Company and the Association relating to such claim;

            ii. take such action in connection with contesting such claim as the Company and the Association shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company and the Association;

            iii. cooperate with the Company and the Association in good faith in order to effectively contest such claim; and

            iv. permit the Company and the Association to participate in any proceedings relating to such claim; provided, however, that the Company and the Association shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and indemnity and hold the Executive harmless, on an after-tax basis, for any Excise Tax or related taxes, interest or penalties imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 15(c), the Company and the Association shall control all proceedings taken in connection with such contest and, at their option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority with respect to such claim and may, at their option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner. Further, the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company and the Association shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company and the Association shall advance the amount of such payment to the Executive, on an interest-free basis (including interest or penalties with respect thereto). Furthermore, the Company's and the Association's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issues raised by the Internal Revenue Service or any other taxing authority.

            d. Adjustments to the Gross-Up Payment. If, after the receipt by the Executive of an amount advanced by the Company pursuant to
                  Section 15(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's compliance with the requirements of
                  Section 15(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after applicable taxes). If, after the receipt by the Executive of an amount advanced by the Company pursuant to
                  Section 15(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and such denial of refund occurs prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

      16.   Injunctive  Relief.  If there is a breach  or  threatened  breach of
Section 11(g) of this Agreement or the prohibitions upon disclosure contained in
Section 10(c) of this Agreement, the parties agree that there is no adequate remedy at law for such breach, and that the Company shall be entitled to injunctive relief restraining the Executive from such breach or threatened breach, but such relief shall not be the exclusive remedy hereunder for such breach. The parties hereto likewise agree that the Executive, without limitation, shall be entitled to injunctive relief to enforce the obligations of the Company under this Agreement.

      17.   Successors and Assigns.

      a. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company and the Company.

      b. Since the Company is contracting for the unique and personal skills of Executive, Executive shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company.

      18. No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment.

      19. Notices. All notices, requests, demands and other communications in connection with this Agreement shall be made in writing and shall be deemed to have been given when delivered by hand or 48 hours after mailing at any general or branch United States Post Office, by registered or certified mail, postage prepaid, addressed to the Company at their principal business offices and to Executive at his home address as maintained in the records of the Company.

      20. No Plan Created by this Agreement. Executive and the Company expressly declare and agree that this Agreement was negotiated among them and that no provision or provisions of this Agreement are intended to, or shall be deemed to, create any plan for purposes of the Employee Retirement Income Security Act or any other law or regulation, and each party expressly waives any right to assert the contrary. Any assertion in any judicial or administrative filing, hearing, or process that such a plan was so created by this Agreement shall be deemed a material breach of this Agreement by the party making such an assertion.

      21. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

      22. Applicable Law. Except to the extent preempted by Federal law, the laws of the State of Connecticut shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

      23. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

      24. Headings. Headings contained herein are for convenience of reference only.

      25. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, other than written agreements with respect to specific plans, programs or arrangements described in Sections 5 and 6. Upon execution of this Agreement, the employment agreement entered into between the parties on June 4, 2002, will become null and void.

      26. Source of Payments. Notwithstanding any provision in this Agreement to the contrary, to the extent payments and benefits, as provided for under this Agreement, are paid or received by Executive under the Employment Agreement in effect between Executive and the Association, the payments and benefits paid by the Association will be subtracted from any amount or benefit due simultaneously to Executive under similar provisions of this Agreement.

      27. Required Provision. In the event any of the foregoing provisions of this Section 27 are in conflict with the terms of this Agreement, this Section 27 shall prevail.

      a. The Company's board of directors may terminate Executive's employment at any time, but any termination by the Company, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 11(d) hereinabove.

      b. Any payments made to employees pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. ss.1828(k) and FDIC regulation 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments.

      c. Notwithstanding anything in this Agreement to the contrary, in the event the Executive is a Specified Employee (as defined herein), then, solely, to the extent required to avoid penalties under Code
            Section 409A, the Executive's payments shall be delayed until the first day of the seventh month following the Executive's Separation from Service. A "Specified Employee" shall be interpreted to comply with Code Section 409A and shall mean a key employee within the meaning of Code Section 416(i) (without regard to paragraph 5 thereof).

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

Attest:                                   NEW ENGLAND BANCSHARES, INC.


/s/ Nancy L. Grady                        By:/s/ Peter T. Dow
--------------------------------             -----------------------------------
                                             Chairman of the Board of Directors


Witness:                                  EXECUTIVE


/s/ Nancy L. Grady                        /s/ David J. O'Connor
--------------------------------          --------------------------------------
                                          David J. O'Connor
                                          President and Chief Executive Officer


F:\Clients\1335\Benefits\409A\Employment Agreement - David O'Connor - Company - Revised (10 30 08).DOC


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